EXHIBIT 99.2

COUNTY BANK CORP C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E83324-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COUNTY BANK CORP For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 1. Proposal to approve the Agreement and Plan of Merger, dated as of March 22, 2019, by and between ChoiceOne Financial Services, Inc. ('ChoiceOne') and the Company, as it may be amended from time to time, under which the Company will merge with and into ChoiceOne. 2. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal 1 listed above. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyvote.com COUNTY BANK CORP Proxy for Special Meeting of Shareholders on September 18, 2019 Solicited on Behalf of the Board of Directors I hereby appoint Joseph Black and Robert Lennox, and either of them, with full power of substitution, to be my attorneys and proxies at the Special Meeting of Shareholders of County Bank Corp (the "Company") to be held on September 18, 2019 at 8:30 a.m. local time, at 1175 South Lapeer Road, Lapeer, Michigan 48446, and to represent and vote, as designated on the reverse side, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof. If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" each of the proposals described on the reverse. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of Special Meeting of Shareholders and the joint proxy statement and prospectus of the board of directors delivered to me and relating to the special meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)